UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/05/2005

Time Warner Telecom Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-30218

DE	841500624
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of Principal Executive Offices, Including Zip Code)

303-566-1284
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Class B shareholders of the Company, Time Warner Inc. and Advance/Newhouse, have nominated, and the Board has elected effective January 3, 2005, two new Board members to replace vacancies created by the resignation from the Board of two of their designated representatives, Glenn Britt and Robert Miron. Mr. Britt was previously nominated to serve as a director by affiliates of Time Warner Inc. that hold Class B stock of the Company pursuant to rights provided for in a Stockholders' Agreement among the Company and its Class B stockholders. Mr. Miron was nominated by Class B stockholders, Newhouse Telecom Inc. and Advance Telecom Inc., pursuant to the same agreement. The Time Warner Inc. affiliates nominated Olaf Olaffson, Executive Vice President of Time Warner Inc., as director of the Company to fill the vacancy left by Mr. Britt's resignation. Newhouse Telecom Inc. and Advance Telecom Inc. have nominated George Sacerdote, President of Sacerdote & Co., Inc., a management consulting firm that focuses on the telecommunication and high technology industries, to fill the vacancy left by Mr. Miron's resignation.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: January 05, 2005.	By:	/s/ Tina Davis
Tina Davis
VP and Deputy General Counsel